SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

SIMON PROPERTY GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

David Simon Equity Award Amendments

On March 29, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Simon Property Group, Inc., (“we”, “us”, or “the company”) approved certain modifications to equity arrangements entered into with David Simon in connection with his 2011 employment agreement with the company to serve as the company’s Chief Executive Officer, a member of the Board of Directors and, except under certain circumstances described in the employment agreement, Chairman of the Board of Directors for an eight-year term.  After engaging in an extensive stockholder outreach program, the Committee approved, and David Simon agreed to, amendments to his equity arrangements described below.

Under the amendment to the agreement for David Simon’s one-time award of 1,000,000 long-term incentive performance (“LTIP”) units (the “retention award”) entered into in 2011 in connection with his employment agreement, if David Simon’s employment is terminated without Cause or if he resigns for Good Reason (each as defined in his employment agreement) (i) on or before the fourth anniversary of the grant date of the retention award, then he will vest in 50% of the retention award; (ii) after the fourth anniversary of the grant date of the retention award, David Simon will retain vested LTIP units and vest in a pro-rata portion of the unvested LTIP units (including shares acquired with dividends from the retention award) based upon the actual number of completed calendar months of service that David Simon completed during his employment agreement term divided by 96, the number of calendar months in his employment agreement term. Prior to the amendment, if David Simon were terminated without Cause or if he resigned for Good Reason (i) within two years of the retention award grant date, 50% of the retention award would vest; (ii) after two years of the retention award grant date, 100% of the retention award would vest.

Under David Simon’s employment agreement, he is entitled to receive a $12 million annual LTIP unit award during each year of the term of the employment agreement. The amendment to the employment agreement provides that the amount of the annual award will be proportionately reduced if the aggregate pool of annual LTIP unit awards granted to named executive officers in a given year is less than $35 million (the aggregate value of the pool for named executive officers for the 2012-2014 LTIP program).

Copies of the amendments to the retention award agreement and the employment agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated by reference herein.  The foregoing summary is qualified in its entirety by reference to the amendments.

Series 2013 LTIP Program

On March 29, 2013, the Committee made performance-based awards under a new annual LTIP program (the “2013-2015 LTIP program”) to certain of our senior executive officers.  The 2013-2015 LTIP program has a three-year performance period ending December 31, 2015 and uses the same three performance measures and has substantially the same terms and conditions as the LTIP programs described in our 2012 proxy statement except that the Committee approved an amendment to the form of the award agreement to institute a double-trigger change of control provision which requires the holder to be terminated Without Cause or resign for Good Reason in order for the LTIP units to vest in connection with a Change of Control (each as defined in the award agreement).

The LTIP units can be earned to the extent that the applicable performance conditions are achieved.   Earned LTIP units become the equivalent of, and can be converted into Operating Partnership units, or OP units, but only after an additional two year service-based vesting requirement that begins after the end of the performance period. LTIP units not earned are forfeited.  LTIP units that are converted into OP units are exchangeable for shares of the company’s common stock on a one-for-one basis, or cash, as selected by the company.

The aggregate grant date fair value of the awards made in the 2013-2015 LTIP program as determined in accordance with ASC 718 was $33.5 million.

A copy of the form of the Series 2013 LTIP Unit Award Agreement relating to the 2013-2015 LTIP program is filed as Exhibit 10.3 to this report and is incorporated by reference herein.  The foregoing summary is qualified in its entirety by reference to the form of award agreement.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1                        First Amendment to Employment Agreement between Simon Property Group, Inc. and David Simon, dated as of March 29, 2013*

10.2                        Second Amendment to Simon Property Group Series CEO LTIP Unit Award Agreement, dated as of March 29, 2013*

10.3                        Form of Simon Property Group Series 2013 LTIP Unit Award Agreement*

*Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 4, 2013

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1                        First Amendment to Employment Agreement between Simon Property Group, Inc. and David Simon, dated as of March 29, 2013*

10.2                        Second Amendment to Simon Property Group Series CEO LTIP Unit Award Agreement, dated as of March 29, 2013*

10.3                        Form of Simon Property Group Series 2013 LTIP Unit Award Agreement*

*Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.